UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 15, 2010

FORTUNE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-19049
(Commission file number)

20-2803889
(I.R.S. Employer
Identification No.)

6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
(Address of principal executive offices)

(317) 532-1374
(Registrant’s Telephone Number,
Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitve Agreement.

The disclosure set forth under Item 5.02 is incorporated herein by reference to this Item 1.01.

ITEM 1.02. Termination of a Material Definitive Agreement.

The disclosure set forth under Item 5.02 is incorporated herein by reference to this Item 1.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2010, the Board of Directors of Fortune Industries, Inc., an Indiana Corporation (the "Company") appointed Tena Mayberry, 46, to the position of Chief Executive Officer of the Company.  Ms. Mayberry was appointed President of the Company on April 13, 2009, and was named president of Century II, a subsidiary of the Company, in 2007, after serving four years as COO, two years as senior vice president and four years as vice president.  Prior to joining Century II, Ms. Mayberry served in management positions with Contract Sales Managers, Kroger Co. and Norrell Temporary Services.

Ms. Mayberry holds a B.S. in marketing and business management from Tennessee Technological University.

No changes have been made to Ms. Mayberrys' current Employment Agreement with the Company.

Ms. Mayberry is replacing John F. Fisbeck as the Company’s Chief Executive Officer.  On January 15, 2010, the Company terminated the Employment Agreement with Mr. Fisbeck and the parties entered into a Settlement Agreement.  Pursuant to certain terms of the Settlement Agreement, among other things, (i) Mr. Fisbeck's employment as Chief Executive Officer and Employment Agreement terminated; (ii) Mr. Fisbeck resigned from the Board of Directors of the Company and its subsidiaries; and (iii) Mr. Fisbeck waived his right to any severance payment due to him pursuant to the terms of the Employment Agreement.

ITEM 8.01. Other Events.

On January 18, 2010, the Company issued a press release announcing the events described in Item 5.02. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.          DESCRIPTION OF EXHIBIT

99.1     Press Release dated December 15, 2008

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTUNE INDUSTRIES, INC.

Date: January 22, 2010                                                   By: /s/ Tena Mayberry

                                                                                      Tena Mayberry

                                                                                      Chief Executive Officer